Exhibit 21.1
List of Subsidiaries
Colonial Properties Trust/Colonial Realty Limited Partnership

Jurisdiction
of
Name				Formation
1.	Colonial Realty Limited Partnership (CRLP)			Delaware
	A.	Colonial Properties Services Limited Partnership		Delaware
	B.	Colonial Properties Services LLC		Delaware
	C.	Colonial Properties Services, Inc. (CPSI)		Alabama
		1.	Heathrow 4, LLC	Delaware
		2.	TRC Holdings LLC	Delaware
		3.	The Colonnade/CLP Management LLC	Delaware
		4.	Colonial Construction Services L.L.C.	Delaware
		5.	CPSI Mizner, LLC	Delaware
		6.	Montecito Mizner, LLC	Delaware
		7.	CPSI James Island, LLC	Delaware
		8.	Montecito James Island, LLC	Delaware
		9.	Walkers Chapel Road, LLC	Alabama
		10.	Highway 31 Alabaster, LLC	Alabama
		11.	Highway 31 Alabaster Two, LLC	Alabama
		12.	CPSI Randall Park LLC	Delaware
		13.	2011 Lending LLC	Delaware
		14.	Sam Ridley, LLC	Delaware
		15.	Midtown Redevelopment Partners, LLC	North Carolina
		16.	CPSI-Winter Haven, LLC	Delaware
		17.	Regents Park LLC	Georgia
		18.	Regents Park Phase II LLC	Georgia
		19.	1755 Central Park Road Condominiums, LLC	Delaware
		20.	The Azur at Metrowest, LLC	Delaware
		21.	Capri at Hunter's Creek Condominuims, LLC	Delaware
		22.	CPSI-UCO LLC	Alabama
		23.	CPSI-UCO Spanish Oaks, LLC	Alabama
		24.	CPSI-UCO Grander, LLC	Alabama
		25.	CPSI-UCO Cypress Village I, LLC	Alabama
		26.	CPSI-UCO Cypress Village II, LLC	Alabama
		27.	CPSI-UCO Cypress Village III, LLC	Alabama
	D.	Colonial Commercial Contracting LLC		Delaware
	E.	CRLP/CMS, L.L.C.		Delaware
		1.	CMS/Colonial Multifamily Canyon Creek JV, LP	Delaware
	F.	CRLP/CMS II, L.L.C.		Delaware
	G.	Heathrow E, LLC		Delaware
	H.	Heathrow F, LLC		Delaware
	I.	Heathrow 3, LLC		Delaware
	J.	Heathrow G, LLC		Delaware
	K.	Heathrow 6, LLC		Delaware
	L.	Heathrow I, LLC		Delaware
	M.	Highway 150, LLC		Alabama
	N.	600 Building Partners		Alabama
	O.	Colonial/Polar BEK Management Company		Alabama
	P.	Parkside Drive LLC		Tennessee
		1.	Hebron Partners, LLC	Georgia
		2.	Carrington Fairview Partners, LLC	Georgia
	Q.	CRLP CPSI Parkside Drive Membership LLC		Delaware
	R.	CP D'Iberville JV LLC		Delaware
		1.	Colonial/DPL JV LLC	Alabama

Jurisdiction
of
Name			Formation
S.	TA-Colonial Traditions LLC		Delaware
T.	The Colonnade/CLP LLC		Delaware
U.	CRLP Durham, LP		Delaware
V.	CRLP Roswell, LP		Delaware
W.	Lanesboro at Heathrow LLC		Florida
X.	Walkers Chapel Road Two, LLC		Alabama
Y.	Belterra Investors LLC		Delaware
Z.	Bham Lending LLC		Delaware
AA.	CRLP Valley Ranch LLC		Delaware
BB.	CRLP Twin Lakes LLC		Delaware
CC.	CRLP Bellevue LLC		Delaware
DD.	CMF 7 Portfolio LLC		Delaware
EE.	CMF 15 Portfolio LLC		Delaware
FF.	CPSI St. Andrews, LLC		Delaware
	1.	Montecito St. Andrews, LLC	Delaware
GG.	McDowell - CRLP McKinney JV, LLC		Delaware
HH.	CRLP CPSI Nord du Lac Membership LLC		Delaware
	1.	CP Nord du Lac JV, LLC	Delaware
II.	Parkside Drive Farragut, LLC		Tennessee
JJ.	CRLP Huntsville TIC Investor I LLC		Delaware
	1.	BR Cummings Research Park Portfolio I, TIC-1, LLC	Delaware
KK.	CRLP Huntsville TIC Investor II LLC		Delaware
	1.	BR Cummings Research Park Portfolio II, TIC-1, LLC	Delaware
LL.	CRLP Huntsville TIC Investor III LLC		Delaware
	1.	BR Cummings Research Park Portfolio III, TIC-1, LLC	Delaware
MM.	CRLP Crescent Lane LLC		Delaware
NN.	CRLP Escalon Canyon Creek Apts LLC		Delaware
OO.	Cornerstone NC Operating Limited Partnership		Virginia
PP.	CRIT - NC Three LLC		Delaware
QQ.	CRIT Special II LLC		Delaware
RR.	Deposit Waiver LLC		Delaware
SS.	Merritt at Godley Station, LLC		Georgia
TT.	ML James Island Apartments, L.P.		Georgia
UU.	St. Andrews Place Apartments, LLC		North Carolina
VV.	St. Andrews Place II, LLC		North Carolina
WW.	Timber Crest Apartments, LLC		North Carolina
XX.	Trinity Commons Apartments, LLC		North Carolina
YY.	Trinity Commons II, LLC		North Carolina
ZZ.	Colonial Office Holdings LLC		Delaware
AAA.	Forty Seven Canal Place, LLC		Alabama
BBB.	North Carolina Multifamily Holdings, LLC		North Carolina
CCC.	CRLP Los Colinas Blvd LLC		Delaware